DRAFT

                                                                  Exhibit F
                                                                to Indenture

THIS AGREEMENT IS SUBJECT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT DATED OF EVEN DATE HEREWITH BY AND AMONG THE CIT GROUP/BUSINESS CREDIT, INC., AS AGENT FOR THE LENDERS UNDER THE REVOLVING CREDIT AGREEMENT, WILMINGTON TRUST COMPANY, AS AGENT UNDER THE SENIOR NOTE PURCHASE AGREEMENT, UNITED STATES TRUST COMPANY OF NEW YORK, AS TRUSTEE UNDER THE PIK INDENTURE, AND CONSENTED TO BY THE PIK HOLDERS SIGNATORY THERETO, WHICH MATERIALLY AFFECTS CERTAIN PAYMENT RIGHTS, SUBORDINATES CERTAIN OBLIGATIONS AND CERTAIN SECURITY INTERESTS, AND LIMITS RIGHTS TO ENFORCEMENT. ALL PERSONS OR OTHER ENTITIES WHICH AT ANY TIME HOLD INDEBTEDNESS UNDER THIS AGREEMENT ARE BOUND BY THE TERMS OF SUCH INTERCREDITOR AGREEMENT WHICH WILL BE MADE AVAILABLE UPON REQUEST.

                    ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT


          THIS ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT, dated as of March ____, 2000 (the "AGREEMENT"), is made by PLANET HOSPITALITY HOLDINGS, INC., a Florida corporation, as pledgor (the "PLEDGOR") in favor of UNITED STATES TRUST COMPANY OF NEW YORK (the "AGENT"), as trustee and collateral agent under that certain Indenture (such Indenture, as amended or otherwise modified from time to time, the "INDENTURE"), dated as of the date hereof, among Planet Hollywood International, Inc., a Delaware corporation (the "COMPANY") and the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" (collectively, the "SUBSIDIARY GUARANTORS").


                                   BACKGROUND:


          A. Pursuant to the Indenture, the Company may issue 10% Secured Deferrable Interest Notes due 2005 in an aggregate principal amount of ________ Million Dollars ($____________ ) (collectively with all notes issued in connection with the substitution, replacement or transfer thereof, the "NOTES") to certain entities (the "HOLDERS").

          B. The Pledgor, a wholly-owned subsidiary of the Company, is the holder and owner of a 20% membership interest (the "MEMBERSHIP INTEREST") in Times Square Partners LLC, a New York limited liability company ("TSP"), under and pursuant to the Amended and Restated Limited Liability Company Agreement of TSP, dated as of December 3, 1997, among Pledgor, Intell Times Square LLC, Madison Broadway Associates LLC, SPE Times Square, Inc. and Ned White (the "TSP AGREEMENT").

          C. The Pledgor, among others, is a guarantor under a certain Guarantee made to the Agent and contained in the Indenture (the "GUARANTEE").

          D. It is a condition to the effectiveness of the Indenture that, among other things, the Pledgor execute and deliver to the Agent this Agreement granting to the Agent liens and security interests in the Collateral (as hereinafter defined).

          E. The Pledgor will receive substantial direct and indirect benefits from the Company and the Agent entering into the Indenture and the Holders accepting the Notes as contemplated thereby.

          F. To induce the Agent to enter into the Indenture and to induce the Holders to accept the Notes in accordance with the terms of the Indenture, the Pledgor desires to pledge to the Agent all of its right, title and interest in, to and under the Membership Interest, including, without limitation, (i) all distributions of profits and income of TSP, (ii) all repayments of any and all loans and advances made to TSP, (iii) all capital distributions from TSP, (iv) all distributions of cash flow by TSP, (v) all proceeds of any liquidation upon the dissolution of TSP and winding up of the affairs thereof, (vi) all proceeds arising from the sale, transfer or other disposition of the Membership Interest, whether paid or payable in cash, notes or other evidence of indebtedness, (vii) all proceeds paid or payable or distributed or distributable directly or indirectly to the Pledgor or to an Affiliate (as defined in the Indenture) of Pledgor arising from or related to the settlement of any dispute between Pledgor or any Affiliate of Pledgor and any other member of TSP or any Affiliate of any member of TSP in respect of the ownership, use, management or operation of the Property or the Project (as such terms are defined in the TSP Agreement), and
(viii) all other rights of the Pledgor to receive any distributions or other payments of any kind whatsoever from or in respect of TSP, the Membership Interest or otherwise in respect of TSP or any interest therein, the Property or the Project or the estate of TSP therein or the ownership or operation thereof, including, without limitation, any and all commissions, fees and other compensation payable to the Pledgor or to any Affiliate of the Pledgor arising from the leasing of any space or the granting of any concession rights in or at the Property or the Project, and any and all payments and rights to payment under any other agreements or obligations hereafter entered into or incurred by the Pledgor or any Affiliate of Pledgor in each case only if and to the extent that the same are in respect of TSP or are otherwise used or to be used at the Property or the Project, whether any of the above-described distributions shall consist of money or property (all of the foregoing, collectively, the "INTERESTS").

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. DEFINED TERMS. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture, and the following terms have the following meanings:

          "BRIDGE LOAN PLEDGE" means that certain Assignment, Pledge and Security Agreement dated as of the date hereof, given by the Pledgor to Wilmington Trust Company, as agent for the purchasers signatory to the Note Purchase Agreement, and encumbering the Collateral.

          "BRIDGE LOAN COLLATERAL DOCUMENTS" shall mean (A) the Master Agreement, dated as of December 2, 1997, by and among TSP, Hospitality, Intell Times Square LLC, Madison Broadway Associates LLC, SPE Times Square, Inc., and Ned White, as the same may be amended, modified, or supplemented from time to time; (B) the Improvements Agreement, dated as of December 3, 1997, by and among TSP, Atlantic Financial Group, Ltd. and Region III, as the same may be amended, modified or supplemented from time to time; (C) the License Agreement, dated as of December 3, 1997, among Planet Hollywood, Planet Hollywood (Region IV), Inc., Region III, and TSP, as the same may be amended, modified or supplemented from time to time; (D) the Declaration of Easements, dated as of December 3, 1997, between TSP and Atlantic Financial Group, Ltd., recorded on December 18, 1997, in the Office of the City Register, New York County, in Reel 2523, Page 2124;
(E) the TSP Agreement; (F) the Zoning Lot, Development and Easement Agreement, dated December 3, 1997, made by and among Lunt Theatre Company, TSP and Atlantic Financial Group Ltd. and recorded in the Office of the Register of The City of New York, County of New York, on December 18, 1997 in Reel 2523, Page 2094, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof; (G) the working drawings and specifications that Region III and Atlantic Financial Group, Ltd. have prepared or are required to prepare with respect to the Mortgaged Property as described in the Improvements Agreement (the "PLANET HOLLYWOOD PLANS"); and (H) the Retail Unit Contract of Sale, dated as of January 4, 2000, between Region III, as seller, and Intell 1567 LLC, as purchaser, with respect to the Mortgaged Property.

          "BUSINESS DAY" is defined in the Indenture.

          "CODE" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York.

          "CREDIT AGREEMENT" means that certain Revolving Credit Agreement among the Company, Planet Hollywood Memorabilia, Inc., the borrowers signatory thereto, The CIT Group/Business Credit, Inc., Rothschild Recovery Fund, L.P. and the financial institutions signatory thereto, dated as of the date hereof, as amended, modified, supplemented or restated from time to time.

          "EVENTS OF DEFAULT" is defined in the Indenture.

          "INDEMNIFIED PARTY" means, with respect to a Person entitled to the benefit of an indemnity, such Person's officers, directors, shareholders, partners, members, employees, agents and representatives.

          "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement, dated of even date herewith, among The CIT Group/Business Credit, Inc., on behalf of the financial institutions signatory thereto, Wilmington Trust Company, as agent on behalf of the purchasers from time to time of any of the notes issued under the Note Purchase Agreement, the Pledgee, as trustee under the Indenture and consented to by the Holders of the Notes, in form and substance satisfactory to such financial institutions establishing, among other things, lien and payment priority.

          "LEGAL REQUIREMENT" means (i) with respect to any Person, including the Pledgor, any constitution, act, statute, law, ordinance, treaty, rule, regulation or official interpretation of, or any judgment, injunction, order, decision, decree, license, permit or authorization issued by, any Governmental Authority and (ii) with respect to the Pledgor, any legal requirement or rule, regulation, by-law, official interpretation, license, permit, certification or authorization of any self-regulatory organization, licensing authority, stock exchange or trading system, in each case applicable to Persons (including brokers and dealers) involved in the business of managing, trading, underwriting or placing securities, including without limitation those of the National Association of Securities Dealers, Inc. and the New York Stock Exchange.

          "LIEN" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

          "LOSSES" means all obligations, damages, claims, causes of action, costs, fines, fees, charges, penalties, deficiencies, losses, diminutions in value, expenses (including court costs, fees and expenses of attorneys, accountants, consultants and other experts) and other liabilities, and, with respect to any indemnity, includes all attorneys' fees and expenses in connection with the enforcement and collection of such indemnity.

          "NOTE PURCHASE AGREEMENT" means that certain Note Purchase Agreement, dated as of the date hereof, among the lenders signatory thereto, the Company and Wilmington Trust Company pursuant to which such lenders acquired certain secured senior notes, as amended, modified, supplemented or restated from time to time.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental subdivision, agency or authority or any other entity of any nature.

          "PROCEEDS" has the meaning assigned to it under the Code and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgor from time to time with respect to any of the Interests, (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Interests by any governmental body, authority, bureau or agency or any other Person (whether or not acting under color of governmental authority), and (iii) any and all other monies or other property from time to time paid or payable or distributed or distributable under or in connection with any of the Interests.

          "REVOLVING CREDIT PLEDGE" means that certain Assignment, Pledge and Security Agreement dated as of the date hereof, given by the Pledgor to The CIT Group/Business Credit, Inc., as agent for the benefit of the lenders signatory to the Credit Agreement, and encumbering the Collateral.

          "REVOLVING CREDIT COLLATERAL DOCUMENTS" shall mean the Cash Concentration Account Agreement, the Depository Account Agreements, each Notice Letter, each Depository Account Agreement, each Payment Direction Notice, and each Credit Card Depository Account Agreement delivered to a Depository Bank or other financial institution pursuant to Section 8.11 hereof, and the other documents, instruments and agreements referred to in Section 6.01 hereof, and all other instruments, agreements and documents from time to time delivered in connection with or otherwise relating to any Related Document.

          "SECURITY DOCUMENTS" is defined in the Indenture.

          "SECURED OBLIGATIONS" means (i) the Obligations (as defined in the Indenture) which include all indebtedness, obligations and liabilities of the Pledgor to the Agent incurred under or related to the Indenture (including the Guarantee contained in the Indenture), this Agreement or any other Security Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, together with (ii) all fees, costs, charges and expenses paid or incurred by the Agent in connection with the creation, protection, preservation or enforcement of its respective rights under the Security Documents (including the Mortgage and this Pledge Agreement), on a full indemnity basis.

          2. GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and performance when due of all of the Obligations, the Pledgor hereby sells, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, and hereby grants to the Agent a security interest in, all of the Pledgor's right, title and interest in, to and under the Interests and all of the Proceeds thereof (collectively, the "COLLATERAL").

          3. RIGHTS OF THE AGENT; LIMITATIONS ON THE AGENT'S OBLIGATIONS. The Agent shall have no obligation or liability under the TSP Agreement or with respect to the Membership Interest or otherwise by reason of or arising out of this Agreement or the assignment to the Agent of the Collateral, nor shall the Agent be required or obligated in any manner to perform or fulfill any of the obligations of the Pledgor under or pursuant to, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under the TSP Agreement or any other Person, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          4. INCORPORATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The Pledgor represents and warrants that it has received a copy of, and is fully familiar with the terms and provisions of, the Indenture. Except to the extent that they are not applicable to the Collateral, all representations, warranties and covenants made by the Company in the Indenture are incorporated herein by reference and are hereby made by the Pledgor as to itself and the Collateral as though such representations, warranties and covenants were set forth at length herein as the representations, warranties and covenants of the Pledgor.

          5. COVENANTS. The Pledgor covenants and agrees with the Agent that from and after the date of this Agreement and until the Obligations are fully satisfied:

                    (a) PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Pledgor and the place where the records of the Pledgor concerning the Collateral are kept is accurately set forth on SCHEDULE 1 hereto, and the Pledgor will not change such principal place of business or remove such records without the express prior written consent of the Agent.

                    (b) FURTHER ASSURANCES. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor promptly and duly shall execute and deliver any and all such further instruments and documents and take such further action as the Agent reasonably may deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby. The Pledgor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Pledgor to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged to the Agent hereunder, duly endorsed in a manner satisfactory to the Agent.

                    (c) FURTHER IDENTIFICATION OF COLLATERAL. The Pledgor will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

                    (d) MAINTENANCE OF RECORDS. The Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Pledgor will mark its books and records pertaining to the Collateral to evidence this Agreement and the security interests granted hereby. For the Agent's further security, the Pledgor agrees that the Agent shall have a special property interest in all of the Pledgor's books and records pertaining to the Collateral and the Pledgor shall deliver and turn over any such books and records to the Agent or to its representatives at any time on demand of the Agent.

                    (e) COMPLIANCE WITH LAWS. The Pledgor will comply with all Legal Requirements applicable to it or to the Collateral or any part thereof or to the operation of the Pledgor's business; provided, HOWEVER, that the Pledgor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not in the sole opinion of the Agent adversely affect the Agent's rights or the priority of its liens and security interests in the Collateral.

                    (f) PAYMENT OF OBLIGATIONS. The Pledgor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any danger of the sale, forfeiture or loss of any of the Collateral or any interest therein, and (iii) such charge is adequately reserved against in accordance with generally accepted accounting principles and such reserve is deposited in and maintained as a cash escrow account with the Agent on terms and conditions reasonably acceptable to the Agent.

                    (g) COMPLIANCE WITH CONTRACTS. The Pledgor will perform, observe and comply in all respects with all of its obligations under the TSP Agreement and all other agreements to which it is a party or by which it is bound relating to the Collateral. The Pledgor will use its best efforts to cause TSP to perform, observe and comply in all respects with all mortgages, ground leases, occupancy leases and all other agreements and contracts with respect to the ownership, use and operation of the Property or the Project (as such terms are defined in the TSP Agreement) to which TSP is a party, including, without limitation, all Bridge Loan Collateral Documents and all Revolving Credit Collateral Documents affecting or with respect to the Collateral.

                    (h) NO MODIFICATIONS OF THE TSP AGREEMENT; NO WAIVERS, EXTENSIONS. The Pledgor will not (i) amend, modify, terminate or waive any provision of the TSP Agreement or vote to permit the amendment, modification, termination or waiver of the TSP Agreement or any provision thereof, (ii) fail to exercise promptly and diligently each and every material right which it may have under the TSP Agreement (other than any right of termination or "put" right or other right the exercise of which would be adverse to the interests of the Agent hereunder, which rights it shall not exercise without the Agent's prior written consent), or (iii) fail to deliver to the Agent a copy of each demand, notice or document received or given by it relating in any way to the TSP Agreement or the Collateral. In no event shall the Pledgor withdraw from or cause or consent to the dissolution of TSP.

                    (i) NO DISPOSITION. The Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Collateral, except to the extent expressly required by the TSP Agreement (and in such event, subject to and in accordance with the terms of the Indenture.)

                    (j) LIMITATION ON LIENS ON COLLATERAL. Except for the Bridge Loan Pledge, the Revolving Credit Pledge and as expressly permitted under the Indenture, the Pledgor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien in or to the Collateral, and will defend the right, title and interest of the Agent in and to any of the Pledgor's rights under the TSP Agreement and in and to the Collateral and products thereof against the claims and demands of all persons whomsoever.

                    (k) NOTICES. The Pledgor will advise the Agent promptly, in reasonable detail, (i) of any Lien made or asserted against any of the Collateral and (ii) of the occurrence of any other event which could have an adverse effect on the value of the Collateral or on the liens and security interests created hereunder.

                    (1) RIGHT OF INSPECTION. The Agent and the Agent's agents and representatives shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Pledgor relating to the Collateral, and the Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Pledgor agrees to render to the Agent, at the Pledgor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

          6. THE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

                    (a) The Pledgor hereby constitutes and appoints the Agent with full power of substitution (which appointment is coupled with an interest and shall be irrevocable while this Agreement remains in effect), as its true and lawful attorney in fact, with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the discretion of the Agent, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor to do the following:

                         (i) upon the occurrence and continuance of an Event of Default, to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under the TSP Agreement and, in the name of the Pledgor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under the TSP Agreement or otherwise with respect to the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under the TSP Agreement or otherwise with respect to the Collateral whenever payable;

                         (ii) at any time, (A) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and (B) to direct any party liable for any payment under the TSP Agreement or otherwise with respect to the Collateral to make payment of any and all moneys due and to become due thereunder directly to the Agent or as the Agent shall direct; and

                         (iii) upon the occurrence and continuance of an Event of Default, (A) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral, (B) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (C) to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral, (D) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate, and (E) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the option of the Agent and at the Pledgor's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Agent's liens and security interests therein, in order to effect the intent of this Agreement, all as fully and effectively as the Pledgor might do. Nothing contained in this Agreement shall be construed or interpreted (x) to transfer to The Agent any of the rights and obligations of a member in TSP other than the rights of collateral security in and to the Collateral or
     (y) to constitute The Agent a beneficial owner of TSP, PROVIDED that such limitation shall, in no manner, otherwise limit the right of the Agent granted under this Agreement. This Agreement (1) shall not be deemed to terminate the Pledgor's status as a beneficial owner in TSP and (2) shall not be construed as constituting a current conveyance, but rather as creating a security interest in the Pledgor's beneficial interest.

                    (b) The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                    (c) The powers conferred on the Agent hereunder are solely to protect the Agent's interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act, except for its own gross negligence or willful misconduct.

                    (d) The Pledgor also authorizes the Agent, at any time and from time to time after the occurrence and during the continuance of an Event of Default, to execute, in connection with the sale provided for in paragraph (b) of SECTION 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          7. PERFORMANCE BY THE AGENT OF THE PLEDGOR'S OBLIGATIONS. If the Pledgor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Agreement, may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the rate specified in the Notes, shall be payable by the Pledgor to the Agent on demand and shall constitute Obligations secured hereby.

          8. REMEDIES; RIGHTS UPON AN EVENT OF DEFAULT.

                    (a) Upon the occurrence of an Event of Default:

                         (i) The Pledgor shall re-confirm its direction to TSP to make and pay all distributions and payments to or for the account of the Pledgor to the Agent;

                         (ii) all payments received by the Pledgor under or in connection with any of the Collateral shall be held by the Pledgor in trust for the Agent, shall be segregated from other funds of the Pledgor and shall forthwith upon receipt by the Pledgor, be turned over to the Agent, in the same form as received by the Pledgor (duly endorsed by the Pledgor to the Agent, if required); and

                         (iii) any and all such payments so received by the Agent (whether from the Pledgor or otherwise) may, in the sole discretion of the Agent, be held by the Agent as collateral security for, and/or then or at any time thereafter applied to the payment in whole or in part of the Obligations, pursuant to SECTION 10 below, the Pledgor remaining liable for any deficiency.

                    (b) Upon the occurrence of an Event of Default, in addition to all other rights and remedies granted to the Agent in this Agreement, in the Indenture, in the Notes or in any Security Document, the Agent may exercise all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Pledgor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the full extent permitted by applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or sell or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange brokers board or at any of the Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly released to the full extent permitted by applicable law. The Pledgor further agrees, at the request of the Agent, to assemble the Collateral and to make it available to the Agent at places which the Agent reasonably shall select, whether at the Pledgor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safe keeping or otherwise of any or all of the Collateral or in any way relating to the rights of the Agent hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part of the Obligations, pursuant to SECTION 10 below, the Pledgor remaining liable for any deficiency. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands against the Agent arising out of the repossession, retention or sale of the Collateral. The Pledgor agrees that it need not be given more than ten (10) days' notice (which notification shall be deemed given when mailed, postage prepaid, addressed to the Pledgor at its address referred to in SECTION 11 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Agent is entitled, the Pledgor also being liable for the fees and expenses of any attorneys employed by the Agent to collect such deficiency.

                    (c) The Pledgor also agrees to pay all costs of the Agent, including attorneys' fees and expenses, incurred with respect to the collection of any of the Obligations and the enforcement of any of their respective rights hereunder.

                    (d) The Pledgor hereby waives presentment, demand, protest or any notice (to the fullest extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

          9. LIMITATION ON THE AGENT'S DUTY IN RESPECT OF COLLATERAL. The Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

          10. APPLICATION OF PROCEEDS OF COLLATERAL. The Pledgor hereby agrees that if the Agent shall realize any Proceeds or other payments upon the sale, liquidation or other disposition or otherwise in respect of the Collateral, then the same shall be distributed by the recipients thereof, from time to time as and when the same is received, as follows:

          FIRST, to the fees, costs and expenses of the Agent payable pursuant to this Agreement,

          SECOND, to the payment of all other Obligations, other than principal and interest,

          THIRD, to interest accrued and unpaid on the Obligations and to the satisfaction of the principal amount of the Obligations, as provided in the Indenture, and

          FOURTH, the remainder, if any, to the Pledgor or such other Person as may be entitled thereto by law.

          The Pledgor shall remain liable for any deficiency.

          11. NOTICES. Any notices hereunder shall be given in the manner set forth in the Indenture to the respective addresses of the Pledgor and the Agent set forth in the Indenture.

          12. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13. NO WAIVER; CUMULATIVE REMEDIES. The Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless in writing, signed by the Agent, and then only to the extent therein set forth. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of the Agent any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing, duly executed by the Agent. No amendment or modification of or waiver under the Notes or the Indenture shall affect or impair the liens and security interests granted under this Agreement.

          14. SUCCESSORS AND ASSIGNS. This Agreement and all obligations of the Pledgor hereunder shall be binding upon the heirs and assigns of the Pledgor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent and its respective successors and assigns.

          15. FURTHER INDEMNIFICATION. The Pledgor agrees to pay, and to save the Agent harmless from, any and all Losses with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          16. AMENDMENTS. This Agreement may only be amended or compliance with any provision modified, altered or waived by a written agreement signed by the Pledgor and the Agent.

          17. GOVERNING LAW. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          18. JURISDICTION; VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY SECURITY DOCUMENT OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY AND HEREBY EXPRESSLY SUBMITS TO THE PERSONAL JURISDICTION AND VENUE OF SUCH COURTS FOR THE PURPOSES THEREOF AND EXPRESSLY WAIVES ANY CLAIM OF IMPROPER VENUE AND ANY CLAIM THAT SUCH COURTS ARE AN INCONVENIENT FORUM. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS BY NOTICE IN THE MANNER SPECIFIED IN SECTION 11. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

          19. FEES AND EXPENSES. In addition to any fees and expenses payable pursuant to the Indenture, the Pledgor shall pay upon demand all fees and expenses (including reasonable attorney's fees and expenses) incurred by the Agent in connection with the negotiation, execution, production and delivery of this Agreement and any other documents executed and delivered in connection herewith, or in connection with (a) the administration of this Agreement and any amendment or modification hereof, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the failure by the Pledgor to perform or observe any of the provisions hereof, or (d) the exercise or enforcement of any of the rights of, and collection of amounts due to, the Agent hereunder.

          20. INDEMNITY. The Pledgor shall protect, indemnify and hold harmless the Agent and each of its Indemnified Parties from and against all Losses imposed upon or incurred by or asserted against any such the Agent or Indemnified Party by reason of (a) any failure on the part of the Pledgor to perform or comply with any of the terms of this Agreement or (b) any other matter or thing arising from or attributable to the Collateral and/or any act or omission of any Person with respect thereto, other than, in the case of Losses arising prior to the occurrence of an Event of Default or any event or condition which, with notice or passage of time, or both, would constitute an Event of Default, Losses that result from the Agent's gross negligence or willful misconduct, as determined by a court of competent jurisdiction. If any action, suit or proceeding is brought against the Agent or any Indemnified Party by reason of any such occurrence, the Pledgor, upon such Person's request, will at the Pledgor's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel approved by such Person. Any amounts payable to the Agent or any Indemnified Party pursuant to the indemnity contained in this Section shall bear interest at the Default Rate from and including the date(s) such amounts were expended by such Person to the date of payment by the Pledgor; and all such amounts, together with all such interest, shall be deemed part of the Obligations secured by this Agreement. The indemnity set forth in this Section shall survive the repayment in full of the Obligations and the release of any and all liens of the Agent, the transfer of any and all right, title and interest in and to the Collateral, or any part thereof, to any Person and the satisfaction of the Obligations.

          22. TERMINATION. This Agreement shall remain in full force and effect until the date on which: (a) the Obligations due and to become due shall have been paid or performed in full and such payments are no longer subject to recoupment or avoidance upon any insolvency or bankruptcy of the Pledgor and (b) all of the obligations under the Indenture, the Notes or any of the other Security Documents shall have terminated.

          23. CONFLICTING PROVISIONS.

                    (a) INDENTURE. In the event of any conflict between the terms of this Agreement and the terms of the Indenture with respect to the Collateral, the terms of the Indenture shall govern and control.

                    (b) SECURITY DOCUMENTS. The Pledgor and the Agent are parties to one or more Security Documents. If any term or provision hereof with respect to any Collateral hereunder which is the subject of and covered by a Security Document is inconsistent with any term or provision of such Security Agreement, then such term or provision of this Agreement shall govern and control with respect to such Collateral to the extent of such inconsistency.

          24. BRIDGE LOAN PLEDGE.

                    (a) The Pledgor shall promptly notify the Agent in writing of the occurrence of any default or event of default under the Bridge Loan Pledge and, in addition, shall deliver to the Agent, within one (1) Business Day after receipt, a copy of any notice of default received by the Pledgor from the holder of the Bridge Loan Pledge.

                    (b) At all times while this Agreement continues in effect, the Pledgor shall not, without the Agent's prior written consent, increase the principal amount secured by the Bridge Loan Pledge or allow the amendment or modification of the Bridge Loan Pledge or of any document relating to the loans secured by the Bridge Loan Pledge.

          25. REVOLVING CREDIT PLEDGE.

                    (a) The Pledgor shall promptly notify the Agent in writing of the occurrence of any default or event of default under the Revolving Credit Pledge and, in addition, shall deliver to the Agent, within one (1) Business Day after receipt, a copy of any notice of default received by the Pledgor from the holder of the Revolving Credit Pledge.

                    (b) At all times while this Agreement continues in effect, the Pledgor shall not, without the Agent's prior written consent, increase the principal amount secured by the Revolving Credit Pledge or allow the amendment or modification of the Revolving Credit Pledge or of any document relating to the loans secured by the Revolving Credit Pledge.

          26. SUBORDINATION TO BRIDGE LOAN PLEDGE AND REVOLVING CREDIT PLEDGE. This Agreement and the Lien hereof is subject and subordinate to the Bridge Loan Pledge and the Revolving Credit Pledge and the Lien thereof to the extent set forth in and subject to the terms and conditions of the Intercreditor Agreement.


                         [-REMAINDER OF PAGE IS BLANK-]

          IN WITNESS WHEREOF, The Pledgor and the Agent have duly executed this Assignment, Pledge and Security Agreement as of the date first set forth above.


                                       PLANET HOSPITALITY HOLDINGS, INC.
                                       a Florida corporation


                                        By:
                                           Name:
                                           Title:


                                         UNITED STATES TRUST COMPANY
                                         OF NEW YORK, as Trustee and
                                         collateral agent under the
                                         Indenture dated as of March __, 2000


                                          By:
                                             Name:
                                             Title:

                                                                 SCHEDULE 1 TO
                                                        ASSIGNMENT, PLEDGE AND
                                                            SECURITY AGREEMENT


                      INFORMATION FOR FINANCING STATEMENTS


Chief Executive Office:
                                                     __________________________
                                                     __________________________
                                                     __________________________


Principal Place of Business:
                                                     __________________________
                                                     __________________________
                                                     __________________________


Place where the record of                           __________________________
the Pledgor concerning the                           __________________________
Collateral are kept:                                 __________________________
                                                     __________________________


Location of Each Required Filing Office:

1.     Secretary of State of New York.

2.     New York County, State of New York

3.     ___________ Secretary of State